Exhibit 99.5

eLoyalty Corporation

Offer to Purchase Common Stock
Pursuant to Subscription Rights

November [  ], 2006

To Our Clients:

Enclosed for your consideration are a prospectus, dated November [  ], 2006, and Instructions as to use of eLoyalty Rights Certificates relating to the offering (the “Rights Offering”) by eLoyalty Corporation (“eLoyalty”) of shares of its Common Stock (as defined below) pursuant to pursuant to non-transferable subscription rights (the “Rights”) being distributed to all holders of record of shares of eLoyalty’s common stock, par value $0.01 per share (the “Common Stock”) and Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at the close of business on November [  ], 2006 (the “Record Date”). The Rights and Common Stock are described in the Prospectus.

The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on December [  ], 2006, unless extended in the sole discretion of eLoyalty (as it may be extended, the “Expiration Date”).

As described in the accompanying Prospectus, you will receive [  ] of a Right for each share of Common Stock and for each share of Preferred Stock carried by us in your account as of the close of business on the Record Date.

Each whole Right entitles you to subscribe for one share of Common Stock at a subscription price (the “Subscription Price”) of $[     ] per share of Common Stock (the “Basic Subscription Privilege”). If you exercise your Basic Subscription Privilege in full, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase additional shares of Common Stock that remain unsubscribed for at the expiration of the Rights Offering. If holders exercise their Over-Subscription Privileges for more shares than are available to be purchased pursuant to the Over-Subscription Privileges, eLoyalty will allocate the shares of Common Stock to be issued pursuant to the exercise of Over-Subscription Privileges pro rata among holders who have exercised their Over-Subscription Privileges as described in the Prospectus. See “The Rights Offering — The Rights — Over-Subscription Privilege” in the Prospectus.

The Rights will be evidenced by non-transferable Rights certificates (the “Rights Certificates”) and will cease to have any value at the close of business on the Expiration Date.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK OR PREFERRED STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised the Basic Subscription Privilege and the Over-Subscription Privilege, such exercise may not be revoked.

If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

Any questions or requests for assistance concerning the rights offering should be directed to the Mellon Bank, N.A., c/o Mellon Investor Services LLC, the subscription and information agent for the Rights Offering, at (800) 777-3674.

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the “Common Stock”) of eLoyalty Corporation (“eLoyalty”).

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock or Preferred Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of eLoyalty Rights Certificates.”

Box 1.  ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

Number of Shares of
	Common Stock		Subscription
	Subscribed For		Price			Payment

Basic Subscription Privilege		x	$	[ ]	=	$ _ _	(Line 1)
Over-Subscription Privilege		x	$	[ ]	=	$ _ _	(Line 2)
Total Payment Required					=	$ _ _	(Sum of Lines 1 and 2)

Box 3. ☐ Payment in the following amount is enclosed: $     .

Box 4. ☐ Please deduct payment of $      from the following account maintained by you as follows:

Type of Account	Account No.

Signature(s)

Date: _ _	Please type or print name(s) below:

2